PLX Technology, Inc. Reports Second Quarter 2011 Financial Results

•	Record Quarterly Revenue

•	Record PCI Express Revenue

•	Record Design Wins in 10G Ethernet, PCI Express

SUNNYVALE, Calif., July 25, 2011 -- PLX Technology, Inc. (NASDAQ: PLXT), a leading global supplier of software-enriched silicon for the enterprise and consumer markets, today announced second quarter revenues of $30.7 million and a GAAP net loss of $6.0 million, or $0.14 per share (diluted).

“We continue to see excellent growth in our business, achieving records in both PCI Express revenue and new design wins with PCI Express and 10 Gigabit Ethernet products,” said Ralph Schmitt, president and CEO of PLX.  “We are the innovation leader and continue to drive PCI Express and 10 Gigabit Ethernet as the connectivity solutions of choice for cloud-based network infrastructures, such as high-performance clustering, Solid State Drives (SSDs) and remote optical PCI Express distribution, as well as new Ethernet home-networking architectures.  The PLX team has done an outstanding job driving revenue through the adoption of our technologies into new applications.”

Non-GAAP Financial Comparison
(in millions, except per share amounts)

	Quarterly Results
	Q2 2011	Q2 2010	Q1 2011
Net revenues	$30.7	$29.7	$28.1
Operating expense	$19.5	$14.5	$19.3
Operating income (loss)	$(2.2)	$3.0	$(3.3)
Net income (loss)	$(2.3)	$2.8	$(3.4)
Earnings (loss) per share (diluted)	$(0.06)	$0.07	$(0.09)

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes share-based compensation, acquisition, restructuring and impairment charges, and amortization of acquired intangibles.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amounts)

	Quarterly Results
	Q2 2011	Q2 2010	Q1 2011
Net revenues	$30.7	$29.7	$28.1
Operating expense	$23.2	$15.6	$25.1
Operating income (loss)	$(5.9)	$1.9	$(9.0)
Net income (loss)	$(6.0)	$1.7	$(9.1)
Earnings (loss) per share (diluted)	$(0.14)	$0.04	$(0.21)

“We continue to make progress on our plan to bring the company back to profitability,” said Schmitt.  “Through tight expense control, strong gross margin performance and more than seven percent sequential revenue growth, we posted meaningful improvements to our bottom line.  We expect to see continued revenue growth moving forward, with a broader contribution across our product categories.  This expectation is supported by strong bookings in the second quarter, which are positioning us well for growth in Q3."

Product Highlights and Strategic Direction
“The upcoming launch of the Intel Sandy Bridge platform is a major enabler for PLX solutions because it leverages next-generation, high-speed, high-bandwidth connectivity solutions for the mobile Internet,” said Schmitt.  “This includes the adoption of long-awaited PCI Express Gen 3, and 10 Gigabit Ethernet, which represents the next plateau in the copper Ethernet ecosystem.

“As a market leader, PLX is continuing to drive multiple new initiatives to expand our total addressable market.  This includes our introduction of small, low-power PCI Express switches for non-enterprise applications, partnering with optical leaders like Avago to help build the PCI Express ecosystem outside the box, and demonstrating fresh scenarios where 10GBase-T performance can be carried over 300 meters for IT managers creating new office campus infrastructures.”

PLX announced two PCI Express (PCIe) Gen 2 switches in the market’s smallest packaging, including the industry’s only three-lane switch and a new four-lane device, both of which feature very low power requirements.  These new devices are ideal for energy-sensitive, form-factor-restrictive, cost-conscious markets, including digital televisions, set-top boxes, home gateways, security systems, cable modems, DVRs, multi-function printers, digital media servers, video surveillance, and numerous other control-plane and embedded applications.

HP selected two configurations of PLX PCIe switches for the devices’ industry-unique x16-lane support for enabling the high-performance CPU-GPU flexible scale-out in HP’s latest ProLiant SL390s G7 4U server platform.  The SL390s servers enabled by PLX PCIe technology deliver an architecture designed to optimize a GPU platform to achieve greater power efficiency.

Advantech chose PLX PCIe switches for connectivity based on the Texas Instruments TMS320C6678 multi-core digital signal processor (DSP), allowing cross-functionality into multiple new market segments.  PCIe-native DSP beneficiaries include developers in the wireless and core network infrastructures, digital media, test and measurement, communications, DSP farms, mission critical, high-performance computing, medical imaging and industrial automation.

Avago and PLX teamed up to showcase high-performance PCIe over fiber optics at 64Gbps.  This collaboration uses optics to demonstrate PCIe extending beyond its dominant role within the box to a cabled box-to-box solution.  This effort is paving the road to next-generation data center applications in which lower latency and cost, extended cabling distances, and I/O conversion minimization create simpler architectures for cleaner PCIe end-to-end environments such as those using PCIe as a fabric for clustering servers.

PLX announced it has successfully demonstrated 10Gbps Ethernet data and electrical transfer, by means of its 10GBase-T transceivers, over a distance of 300 meters using typical, widely installed Cat6A unshielded twisted pair copper cable.  The unique networking demonstration, enabled by PLX-designed Power-over-Ethernet (PoE) repeaters, utilized PLX’s 40nm-based dual-port 10GBase-T PHY.  This breakthrough distance achievement with low-cost Ethernet cabling brings new capabilities to IT managers seeking high-performance networking between multiple server rooms, which, for example, may be located on different floors of a high-rise building or in a large campus environment.

For the consumer storage market, PLX announced a pair of industry-leading, high-performance, low-power direct attached storage (DAS) USB 3.0-to-SATA controllers -- devices that are essential elements of wired external consumer storage drives.  The new DAS controllers are ideal for OEM storage designers seeking product differentiation matched with superior performance, a tiny footprint, and very low power.  The devices are fully compliant with the USB Implementers Forum’s SuperSpeed specification and published on that organization’s exclusive integrators list.

Business Outlook
The following statements are based on current expectations.  The company does not intend to update, confirm or change this guidance until its third quarter 2011 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the third quarter ending September 30, 2011, are expected to be between $31 million and $33 million
•	Gross margins are expected to be approximately 56 percent
•
Operating expenses are expected to be approximately $22.9 million.  Included in operating expenses are share-based compensation and acquisition-related amortization charges of approximately $3.2 million and other acquisition related charges of $0.5 million

Conference Call
PLX management plans to conduct a conference call and webcast today at 2:00 p.m. (PDT) to discuss its second quarter financial results, as well as its third quarter 2011 outlook. A live webcast of the conference call will be available through the Investor Relations section of the PLX website at www.plxtech.com/investors, which also can be heard live via telephone at (866) 730-5762, using access code 30908967.  International callers may dial (857) 350-1586. A recorded replay of this webcast will be available on the PLX Website beginning 5:00 p.m. (PDT) on July 25, 2011, through 11:59 p.m. (PDT) on August 1, 2011.  To listen to the replay via telephone, call (888) 286-8010 and use access code 88445462.  International callers may dial (617) 801-6888.

For the live webcast, listeners should go to the PLX Website at least 15 minutes before the event starts to download and install any necessary audio software.

About PLX Technology, Inc.
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets.  The company provides manufacturers worldwide with innovative software-enriched silicon through feature differentiation, high-quality interoperability and superior performance. www.plxtech.com.

Use of Non-GAAP Financial Information
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges and amortization of acquired intangibles. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook”, and the statements regarding continued revenue growth and being well positioned for growth in Q3.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the company’s products, adverse economic conditions in general or those specifically affecting the company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company’s customers and unexpected expenses.  Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010, and PLX’s quarterly report on Form-10Q for the quarter ended March 31, 2011, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.

Investor Relations contact:
Leslie Green
Green Communications Consulting, LLC (for PLX)
Tel: 650.312.9060
leslie@greencommunicationsllc.com

Company contact:
Arthur O Whipple, CFO
PLX Technology, Inc.
Tel: 408.774.9060
investor-relations@plxtech.com

Editorial contact:
Jerry Steach
CommonGround Communications (for PLX)
Tel: 415.222.9996
jsteach@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amount)

		Three Months Ended
	June 30	June 30	March 31
	2011	2010	2011

Net revenues	$30,745	$29,721	$28,079
Cost of revenues	13,445	12,232	12,074
Gross margin	17,300	17,489	16,005

Operating expenses:
Research and development	13,574	8,234	12,860
Selling, general and administrative	6,678	6,701	7,125
Acquisition and restructuring related costs	485	-	2,621
Amortization of purchased intangible assets	2,444	649	2,444
Total operating expenses	23,181	15,584	25,050

Income (loss) from operations	(5,881)	1,905	(9,045)
Interest income and other, net	(101)	48	(66)

Income (loss) before provision for income taxes	(5,982)	1,953	(9,111)
Provision for income taxes	30	264	21

Net income (loss)	$(6,012)	$1,689	$(9,132)

Basic net income (loss) per share	$(0.14)	$0.05	$(0.21)
Shares used to compute basic per share amounts	44,526	37,081	44,511
Diluted net income (loss) per share	$(0.14)	$0.04	$(0.21)
Shares used to compute diluted per share amounts	44,526	37,884	44,511

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 30	December 31
	2011	2010
ASSETS

Cash and investments	$17,473	$23,579
Accounts receivable, net	12,735	13,555
Inventories	13,460	13,318
Property and equipment, net	13,161	12,554
Goodwill	21,412	21,412
Other intangible assets	26,596	31,484
Other assets	3,974	6,069
Total assets	$108,811	$121,971

LIABILITIES

Accounts payable	$9,846	$8,783
Accrued compensation and benefits	4,431	5,266
Accrued commissions	735	514
Other accrued expenses	2,433	1,803
Short term note payable & capital lease obligations	6,022	6,066
Long term note payable & capital lease obligations	1,397	1,731
Total liabilities	24,864	24,163

STOCKHOLDERS' EQUITY

Common stock, par value	45	45
Additional paid-in capital	184,334	183,090
Accumulated other comprehensive loss	(109)	(148)
Accumulated deficit	(100,323)	(85,179)
Total stockholders' equity	83,947	97,808
Total liabilities and stockholders' equity	$108,811	$121,971

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(unaudited, in thousands, except for per share data)
(not prepared in accordance with GAAP)

		Three Months Ended
	June 30	June 30	March 31
	2011	2010	2011
Net Income (Loss) Reconciliation
GAAP Net Income (Loss)	$(6,012)	$1,689	$(9,132)
Acquisition and restructuring related costs	485	-	2,621
Share-based compensation	784	463	664
Amortization of purchased intangible assets	2,444	649	2,444
Non-GAAP Net Income (Loss)	$(2,299)	$2,801	$(3,403)

Earnings (Loss) Per Share Reconciliation
GAAP Diluted Income (Loss) Per Share	$(0.14)	$0.04	$(0.21)
Effect of acquisition and restructuring related costs	0.01	-	0.06
Effect of share-based compensation	0.02	0.01	0.01
Effect of amortization of purchased intangible assets	0.05	0.02	0.05
Non-GAAP Diluted Income (Loss) Per Share	$(0.06)	$0.07	$(0.09)

Operating Income (Loss) Reconciliation
GAAP Operating Income (Loss)	$(5,881)	$1,905	$(9,045)
Share-based compensation - COGS	12	10	11
Share-based compensation - R&D	381	165	358
Share-based compensation - SG&A	391	288	295
Acquisition and restructuring related costs	485	-	2,621
Amortization of purchased intangible assets	2,444	649	2,444
Non-GAAP Operating Income (Loss)	$(2,168)	$3,017	$(3,316)

Operating Expense Reconciliation
GAAP Operating Expenses	$23,181	$15,584	$25,050
Share-based compensation - R&D	(381)	(165)	(358)
Share-based compensation - SG&A	(391)	(288)	(295)
Acquisition and restructuring related costs	(485)	-	(2,621)
Amortization of purchased intangible assets	(2,444)	(649)	(2,444)
Non-GAAP Operating Expenses	$19,480	$14,482	$19,332

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA (Unaudited)

	Three Months Ended
	June 30	June 30	March 31
	2011	2010	2011
Net Revenues by Geography
Americas	17%	19%	22%
Asia Pacific	70%	72%	63%
Europe	13%	9%	15%

	Three Months Ended
	June 30	June 30	March 31
	2011	2010	2011
Net Revenues by Type
PCI Express Revenue	55%	46%	51%
Storage Revenue	11%	15%	10%
Network PHY Revenue	2%	*	6%
Connectivity Revenue	32%	39%	33%